Exhibit 21.1
BORGWARNER INC. (Parent)
NAME OF SUBSIDIARY
BorgWarner TorqTransfer Systems Inc.
BorgWarner Powdered Metals Inc.
BorgWarner South Asia Inc.
Divgi-Warner Pvt. Ltd.
BorgWarner Automotive Asia Ltd. (Hong Kong)
BorgWarner Automotive Components (Ningbo) Co. Ltd.
BorgWarner TorqTransfer Systems Korea Inc.
BorgWarner Shenglong (Ningbo) Co. Ltd.
BorgWarner TorqTransfer Systems Beijing Co. Ltd.
BorgWarner Diversified Transmission Products Inc.
BorgWarner Diversified Transmission Products Services Inc.
BorgWarner TorqTransfer Systems Ochang Inc.
BorgWarner Emissions Systems Inc.
BorgWarner Emissions Systems of Michigan Inc.
BorgWarner Emissions Systems Holding Inc.
BorgWarner Thermal Systems Inc.
BorgWarner Thermal Systems of Michigan Inc.
BorgWarner Cooling Systems (India) Private Limited
BorgWarner Morse TEC Inc.
BorgWarner Canada Inc.
BorgWarner Japan Inc.
BorgWarner Morse TEC Japan K.K.
BorgWarner Automotive Taiwan Co., Ltd.
BorgWarner Morse TEC Mexico S.A. de C.V.
BorgWarner Morse TEC Murugappa Pvt. Ltd.
BorgWarner Morse TEC Korea Ltd.
BorgWarner Transmission Systems Inc.
BorgWarner Transmission Systems Monaco S.A.M.
BorgWarner NW Inc.
BorgWarner Transmission Systems Korea, Inc.
NSK-Warner K.K.
NSK-Warner (Shanghai) Co. Ltd.
NSK-Warner U.S.A., Inc.
BorgWarner Europe Inc.
BorgWarner Holding Inc.
BorgWarner France S.A.S.
BorgWarner Transmission Systems Tulle S.A.S.
BW Holding Ltd.
BorgWarner Europe GmbH
BorgWarner Holdings Ltd.
BorgWarner Limited
Kysor Europe Limited
Morse TEC Europe S.r.l.
BorgWarner Germany GmbH
Beru AG

BERU Italia S.r.l.
BERU ELECTRONICS GmbH
BERU Mexico S.A. de C.V.
IMPCO-BERU Technologies B.V.
BERU Diesel Start Systems Pvt. Ltd.
BERU-Eichenauer GmbH
B 80 S.r.l.
Hakertherm Elektronik Verwaltungs-GmbH
BERU Japan K.K.
REMIX Korea Co. Ltd.
BERU Corp.
BERU Automotive Co., Ltd.
BERU Microelectronica S.A.
Simesa, Brazil
TecCom GmbH
Beru Motorsport Holdings Ltd.
BERU F1 Systems Ltd.
BERU Eyquem SAS
BERU TDA SAS
Beru SAS
Eyquem SNC
Beru Hungaria zRt.
BorgWarner Cooling Systems GmbH
BorgWarner Transmission Systems Arnstadt GmbH
BorgWarner Transmission Systems GmbH
BorgWarner Vertriebs und Verwaltungs GmbH
BorgWarner Turbo Systems Worldwide Headquarters GmbH
BorgWarner Turbosystems GmbH
TSA Turbochargers of South Africa Pty. Ltd.
BorgWarner Turbo Systems Alkatreszgyarto Kft.
Turbo Energy Ltd.
BorgWarner Turbo Systems Engineering GmbH
Creon Insurance Agency Limited
BorgWarner Trustees Limited
Kuhlman Corporation
BWA Turbo Systems Holding Corporation
BorgWarner Turbo Systems Inc.
BorgWarner Cooling Systems Korea, Inc.
BorgWarner Brasil, Ltda.
Kysor DO BRASIL LTDA.
Seohan Warner Turbo Systems, Ltd.
Kuhlman Plastics of Canada, Ltd.
Spring Products Corporation
Bronson Specialties Inc.
BWA Receivables Corporation